As filed with the Securities and Exchange Commission on August 8, 2025

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TXNM Energy, Inc.
(Exact name of registrant as specified in its charter)

New Mexico (State or other jurisdiction of incorporation or organization)	85-0468296 (I.R.S. Employer Identification Number)
414 Silver Ave. SW Albuquerque, New Mexico 87102-3289 (505) 241-2700 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brian G. Iverson, Esq.
Senior Vice President, General Counsel & Secretary
TXNM Energy, Inc.
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone: (505) 241-2898
Fax: (505) 241-2368
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Leonard D. Sanchez, Esq.
Associate General Counsel
TXNM Energy, Inc.
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone: (505) 241-4941
Fax: (505) 241-2338
R. Mason Baylor, Jr., Esq.
David I. Meyers, Esq.
Troutman Pepper Locke LLP
1001 Haxall Point
Richmond, Virginia 23219
Telephone: (804) 697-1202
Fax: (804) 698-5169

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
    Large accelerated filer ☒    Accelerated filer ☐
    Non-accelerated filer ☐    Smaller reporting company ☐
        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Prospectus

3,615,003 shares of Common Stock

This prospectus relates to the proposed resale from time to time of up to 3,615,003 shares of common stock, no par value per share (the “common stock”) of TXNM Energy, Inc. (the “Company,” “TXNM Energy,” “our,” “we,” or “us”) by the securityholders named in this prospectus or certain transferees (as described in this prospectus) (the “selling shareholders”).

The shares of our common stock covered by this prospectus were issued and sold to the selling shareholders in a private placement pursuant to a stock purchase agreement between us and such selling shareholders dated June 24, 2025 (the “Purchase Agreement”).

The selling shareholders may offer and sell or otherwise dispose of their shares of our common stock described in this prospectus from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. See “Plan of Distribution” for more information about how the selling shareholders may sell or dispose of their shares of common stock.

We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders.

Our common stock is listed on New York Stock Exchange (“NYSE”) under the symbol “TXNM.” On August 7, 2025, the closing sale price for our common stock was $57.07 per share.

Investing in our securities involves risks. See “Risk Factors” on page 4 and “Disclosure Regarding Forward Looking Statements” on page 5 for information on certain risks related to the purchase of any securities.

Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102, and our telephone number is (505) 241-2700.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC"), utilizing a “shelf” registration process. Under this shelf registration process, the selling shareholders may from time to time offer to sell shares of common stock described in this prospectus in one or more offerings. We may also provide a prospectus supplement to add information to, or update or change information contained in this prospectus. Please carefully read both this prospectus and any applicable prospectus supplement, together with the documents that are incorporated by reference herein that are described under “Where You Can Find More Information,” before investing in the securities. In particular, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “TXNM,” “TXNM Energy,” “we,” “our” and “us” refer to TXNM Energy, Inc. and its subsidiaries. Unless otherwise indicated, financial information included or incorporated by reference herein is for TXNM Energy, Inc. and its subsidiaries on a consolidated basis.

This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to in this prospectus have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplements. We have not, and the selling shareholders have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Our Internet address is www.txnmenergy.com. The contents of the website are not a part of the registration statement of which this prospectus is a part. Our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, are accessible free of charge at www.txnmenergy.com as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. These reports are also available upon request in print from us free of charge.

We are “incorporating by reference” in this prospectus information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. Our combined filings with the SEC present separate filings by TXNM, Public Service Company of New Mexico (“PNM”) and Texas-New Mexico Power Company (“TNMP”). Information contained therein relating to an individual registrant is filed by that registrant on its own behalf and each registrant makes no representation as to information relating to other registrants. The information we incorporate by reference is considered to be part of this prospectus, unless it is updated or superseded by the information contained in this prospectus or the information we file subsequently with the SEC that is incorporated by reference in this prospectus or any applicable prospectus supplement. We are incorporating by reference the following documents that we have filed with the SEC (except those portions of filings that relate to PNM or TNMP as separate registrants), other than any information in these documents that is deemed not to be “filed” with the SEC:

•our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025;

•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, filed on May 9, 2025 and August 1, 2025, respectively;

•our Current Reports on Form 8-K, filed on January 22, 2025, February 14, 2025, February 27, 2025, April 23, 2025, May 15, 2025, May 19, 2025 (as amended on May 22, 2025), May 27, 2025, June 20, 2025, June 24, 2025, July 22, 2025 and July 23, 2025;

•all information in our Definitive Proxy Statement on Schedule 14A filed on April 1, 2025, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

•the description of our common stock contained in our Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 28, 2025, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus any filings we make with the SEC (excluding information furnished under Item 2.02 or 7.01 of Current Reports on Form 8-K) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of the registration statement that contains this prospectus.

You may obtain without charge a copy of any of the documents we incorporate by reference, except for exhibits to such documents which are not specifically incorporated by reference into such documents, by contacting us at TXNM Energy, Inc., 414 Silver Ave. SW, Albuquerque, New Mexico, 87102-3289, Attention: Shareholder Services. You may also telephone your request at (505) 241-2868.

TXNM ENERGY, INC.

TXNM is a holding company with two regulated electric utilities, PNM and TNMP, serving approximately 839,000 residential, commercial, and industrial customers in New Mexico and Texas. TXNM was incorporated in the State of New Mexico in 2000 and its common stock trades on the NYSE under the symbol “TXNM.”

TXNM’s vision is to create a clean and bright energy future while fulfilling its purpose to work together with customers and communities to meet their energy needs. TXNM’s core values of Safety, Caring and Integrity are the foundation for the Company’s business objectives focused on safety excellence and customer satisfaction, including reliability. To reach these objectives, the Company is committed to:

•Preparing our workforce with the knowledge and skills to thrive in a customer-focused world
•Purposefully delivering an intentional customer experience that exceeds our evolving customer and stakeholder expectations
•Enabling an environmentally sustainable future and deploying technologically advanced solutions that empower and benefit customers
•Demonstrating the relationship between customer excellence and our dedicated focus on financial strength

Meeting the business objectives above will drive key financial results:

•Earning authorized returns on regulated businesses
•Delivering at or above industry-average long-term earnings growth, with a dividend payout ratio between 50 and 60 percent of earnings
•Maintaining investment grade credit ratings

The Company believes that maintaining strong and modern electric infrastructure is critical to ensuring reliability and supporting economic growth. PNM and TNMP strive to balance service affordability with infrastructure investment to maintain a high level of electric reliability and to deliver a safe and superior customer experience. Both PNM and TNMP seek cost recovery for their investments through general rate cases, periodic cost of service filings, and various rate riders.

Our executive office is located at 414 Silver Ave. SW, Albuquerque, New Mexico 87102-3289, and our telephone number is (505) 241-2700.

RISK FACTORS

Investing in the securities involves risk. Please carefully consider the specific risks set forth under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, together with all of the other information included in this prospectus, any applicable prospectus supplement and any other information that we have incorporated by reference, including annual, quarterly and other reports filed with the SEC subsequent to the date hereof, which are all incorporated by reference in this prospectus, and in any applicable prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations, financial results and the value of our securities.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements relate to future events or our expectations, projections, estimates, intentions, goals, targets, and strategies and are made pursuant to the Private Securities Litigation Reform Act of 1995. You are cautioned that all forward-looking statements are based upon current expectations and estimates, and we assume no obligation to update this information. You generally can identify these statements by the use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements.

Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution you not to place undue reliance on these statements. Our business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. These forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

•The expected timing and likelihood of completion of the pending merger between Troy Merger Sub Inc. (“Merger Sub”), a direct subsidiary of Troy ParentCo LLC (“Parent”) and TXNM, as contemplated by the Agreement and Plan of Merger dated May 18, 2025 between TXNM, Parent and Merger Sub(“Merger Agreement”), pursuant to which Merger Sub will merge with and into TXNM with TXNM surviving the merger as a direct wholly owned subsidiary of Parent and affiliate of Blackstone Infrastructure Partners L.P. (the “Merger”), including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction;
•The failure of Parent to obtain any equity, debt or other financing necessary to complete the Merger;
•The occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including in circumstances requiring TXNM to pay a termination fee;
•The possibility that TXNM’s shareholders may not approve the Merger Agreement;
•The receipt of an unsolicited offer from another party to acquire our assets or capital stock that could interfere with the Merger;
•The outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the Merger;
•Risks related to disruption of management time from ongoing business operations due to the proposed Merger;
•The risk that the proposed transaction and its announcement could have an adverse effect on the ability of TXNM to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally;
•The announcement and pendency of the Merger, during which TXNM is subject to certain operating restrictions, could have an adverse effect on TXNM’s businesses, results of operations, financial condition or cash flows;
•The costs incurred to consummate the Merger;
•The risk that the price of TXNM’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed;
•The ability of PNM and TNMP to recover costs and earn allowed returns in regulated jurisdictions and the impact on service levels for PNM customers if the ultimate outcomes do not provide for the recovery of costs and operating and capital expenditures, as well as other impacts of federal or state regulatory and judicial actions;

•The ability of the Company to successfully forecast and manage its operating and capital expenditures, including aligning expenditures with the revenue levels resulting from the ultimate outcomes of regulatory proceedings;
•Uncertainty surrounding the status of PNM’s participation in jointly-owned generation projects;
•Uncertainty regarding the requirements and related costs of decommissioning power plants and reclamation of coal mines, as well as the ability to recover those costs from customers, including the potential impacts of current and future regulatory proceedings;
•The impacts on the electricity usage of customers and consumers due to performance of state, regional, and national economies, energy efficiency measures, weather, seasonality, alternative sources of power, advances in technology and other changes in supply and demand;
•Uncertainty related to the potential for regulatory orders, legislation or rulemakings that provide for municipalization of utility assets or public ownership of utility assets, including generation resources, or which would delay or otherwise impact the procurement of necessary resources in a timely manner;
•The Company’s ability to maintain its debt, including convertible debt, and access the financial markets in order to repay or refinance debt as it comes due and for ongoing operations and construction expenditures due to disruptions in the capital or credit markets, actions by ratings agencies, and fluctuations in interest rates resulting from any negative impacts from regulatory proceedings, actions by the Federal Reserve, entry into the Merger Agreement, geopolitical activity, including tariffs or the risk of wildfires and storms;
•The risks associated with the cost and completion of generation, transmission, distribution, and other projects, including uncertainty related to regulatory approvals and cost recovery, the ability of counterparties to meet their obligations under certain arrangements (including renewable energy resources, approved power purchase agreements and energy storage agreements), and supply chain or other outside support services that may be disrupted;
•The potential unavailability of cash from TXNM’s subsidiaries due to regulatory, statutory, or contractual restrictions or subsidiary earnings or cash flows;
•The performance of generating units, transmission systems, and distribution systems, which could be negatively affected by operational issues, fuel quality and supply chain issues (disruptions), unplanned outages, extreme weather conditions, wildfires, storms, terrorism, cybersecurity breaches, and other catastrophic events, including the costs the Company may incur to repair its facilities and/or the liabilities the Company may incur to third parties in connection with such issues beyond the extent of insurance coverage;
•State and federal regulation or legislation relating to environmental matters and renewable energy requirements, the resultant costs of compliance, and other impacts on the operations and economic viability of PNM’s generating plants;
•State and federal regulatory, legislative, executive, and judicial decisions and actions on ratemaking, tariffs, and taxes, including guidance related to the interpretation of changes in tax laws, the Inflation Reduction Act of 2022, the Infrastructure Investment and Jobs Act, the One Big Beautiful Bill Act and other matters;
•Risks related to climate change, including potential financial and reputational risks resulting from increased stakeholder scrutiny related to climate change, litigation and legislative and regulatory efforts to limit greenhouse gas emissions, including the impacts of the New Mexico Energy Transition Act;
•Employee workforce factors, including cost control efforts and issues arising out of collective bargaining agreements and labor negotiations with union employees;
•Variability of prices and volatility and liquidity in the wholesale power and natural gas markets, including the impacts to transmission margins;
•Changes in price and availability of fuel and water supplies, including the ability of the mine supplying coal to Four Corners Power Plant and the companies involved in supplying nuclear fuel to provide adequate quantities of fuel;
•Regulatory, financial, and operational risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainties;
•The impacts of decreases in the values of marketable securities maintained in trusts to provide for decommissioning, reclamation, pension benefits, and other postretirement benefits, including potential increased volatility resulting from actions by the Federal Reserve to address inflationary concerns and international developments;
•Uncertainty surrounding counterparty performance and credit risk, including the ability of counterparties to supply fuel and perform reclamation activities and impacts to financial support provided to facilitate reclamation and decommissioning at the San Juan Generating Station;
•The effectiveness of risk management regarding commodity transactions and counterparty risk;
•The outcome of legal proceedings, including the extent of insurance coverage; and
•Changes in applicable accounting principles or policies.

USE OF PROCEEDS

All of the shares of common stock being offered hereby are being sold by the selling shareholders identified in this prospectus. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of common stock by the selling shareholders.

We will pay or cause to be paid all fees and expenses incurred in connection with the registration of the shares of common stock covered by this prospectus (including, without limitation, all registration and filing fees, all printing costs, all fees and expenses of our counsel and accountants and all fees and expenses of complying with securities or blue sky laws), except that we will not be responsible for any fees or expenses of any selling shareholder (including, without limitation, any fees of counsel for any selling shareholder and any sales commissions) in connection with any sale by any selling shareholder of the shares of common stock covered by this prospectus.

SELLING SHAREHOLDERS

This prospectus covers the offering for resale of up to an aggregate of 3,615,003 shares of common stock that may be offered and sold from time to time under this prospectus by the selling shareholders identified below, subject to any appropriate adjustment as a result of any share dividend, share split or distribution, or in connection with a combination of shares, and any security into which the shares of common stock shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, amalgamation, consolidation, exchange, distribution or otherwise.

We issued the shares of common stock pursuant to the Purchase Agreement. Pursuant to the registration rights set forth in the Purchase Agreement, we agreed to file a registration statement with the SEC to register for resale the shares of common stock issued to the selling shareholders.

We have prepared the information in the following table based on information supplied to us by the selling shareholders, and such information is as of August 8, 2025. We have not sought to verify such information. We believe, based on information supplied by the selling shareholders, that except as may otherwise be indicated in the footnotes to the table below, the selling shareholders have sole voting and dispositive power with respect to the shares of common stock reported as beneficially owned by them. Because the selling shareholders identified in the table may sell some or all of the shares of common stock owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the selling shareholders upon termination of this offering. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling shareholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling shareholders will sell all of the shares of common stock beneficially owned by them that are covered by this prospectus. The selling shareholders are not obligated to sell any of the shares of common stock offered by this prospectus. The percent of beneficial ownership for the selling shareholders is based on 105,378,979 shares of common stock outstanding as of July 17, 2025.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

In addition, the selling shareholders collectively own $95,022,000 in aggregate principal amount of the Company's 5.75% Junior Subordinated Convertible Notes due 2054 (the “Convertible Notes”). Although the Convertible Notes are not currently convertible, such Convertible Notes would be convertible into a maximum of approximately 2.5 million shares of the Company's common stock.

Except for the ownership of the shares of common stock and as otherwise described above, no selling shareholder has, within the past three years, held any position, office or other material relationship with us or any of our subsidiaries or affiliates.

Name of Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to Offering Number Percentage		Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned After Offering Number Percentage
ZP Master Utility Fund Ltd. (1)	2,529,101	2.40%	2,529,101	―	―
Zimmer Master Infrastructure Fund, LP (1)	444,263	*	444,263	―	―
ZP Master MidCap Fund, Ltd. (1)	290,712	*	290,712	―	―
Compass Offshore SAV II PCC Limited (1)	140,371	*	140,371	―	―
Compass SAV II L.L.C. (1)	210,556	*	210,556	―	―

_______________
(1) ZP Master Utility Fund, Ltd., Zimmer Master Infrastructure Fund, LP, ZP Master MidCap Fund, Ltd., Compass Offshore SAV II PCC Limited and Compass SAV II L.L.C. (the “Accounts”) have each delegated to Zimmer Partners, LP, as investment manager (the “Investment Manager”), sole voting and investment power over the shares of common stock described above that are held by such Account pursuant to such Account’s respective investment management agreement with the Investment Manager. As a result, each of the Investment Manager, Zimmer Partners GP, LLC (“GP”), as the general partner of the Investment Manager, Zimmer Financial Services Group LLC (“ZFSG”), as the sole member of Zimmer Partners GP, LLC, and Stuart J. Zimmer, as the managing member of Zimmer Financial Services Group LLC, may be deemed to exercise voting and investment power over the shares of common stock described above that are held by the Accounts and thus may be deemed to beneficially own such shares of common stock. The Investment Manager, GP, ZFSG and Stuart J. Zimmer disclaim any beneficial ownership of the shares held by, or any group status with, Compass Offshore SAV II PCC Limited and Compass SAV II L.L.C.

* Less than 1%

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of the common stock and preferred stock of TXNM Energy, Inc. (“we” or “our”) does not purport to be complete and is subject to and qualified in its entirety by reference to our articles of incorporation, as amended (our “articles of incorporation”), and by-laws, as amended (our “by-laws”), each of which is incorporated by reference as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025. For a more complete understanding of our common stock and preferred stock, we encourage you to read carefully our articles of incorporation and by-laws, each as may be amended, and the applicable provisions of the New Mexico Business Corporation Act and the New Mexico Public Utility Act and other applicable provisions of the laws of the state of New Mexico.

General

Our authorized capital stock consists of 200,000,000 shares of common stock, no par value and 10,000,000 shares of preferred stock, no par value, of which 500,000 shares have been designated Convertible Preferred Stock, Series A, which we refer to in this prospectus as “Series A Preferred Stock”. Each share of Series A Preferred Stock is convertible at the option of the holder at any time into 10 shares of common stock, subject to certain anti-dilution adjustments. As of July 17, 2025, 105,378,979 shares of our common stock and no shares of our Series A Preferred Stock were outstanding.

Dividend Rights with Respect to Our Common Stock and Series A Preferred Stock

After giving effect to any prior rights of our Series A Preferred Stock, and any other series of preferred stock that should become outstanding, we will pay dividends on our common stock as determined by our Board of Directors (the “Board”) out of legally available funds. Our ability to pay dividends depends primarily upon the ability of our subsidiaries to pay dividends or otherwise transfer funds to us. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Unless waived by the holders of at least two-thirds of the number of then outstanding shares of Series A Preferred Stock, no dividend on our common stock shall be declared unless a dividend on the Series A Preferred Stock is declared and paid at the same time in an amount equal to the dividend that would be received by a holder of the number of shares (including fractional shares) of common stock into which such Series A Preferred Stock is convertible on the record date for such dividend.

Voting Rights with Respect to Our Common Stock and Series A Preferred Stock

Holders of common stock are entitled to one vote for each share held by them on all matters submitted to our shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors. The New Mexico Business Corporation Act and our articles of incorporation and by-laws generally require the affirmative vote of a majority of the shares represented at a shareholder meeting and entitled to vote for shareholder action, including the election of directors. Under the New Mexico Business Corporation Act, some corporate actions, including amending the articles of incorporation and approving a plan of merger, consolidation or share exchange, require the affirmative vote of a majority of the outstanding shares entitled to vote, which could include, in certain circumstances, classes of preferred stock.

Our articles of incorporation limit the Board to designating voting rights for series of preferred stock only (1) when we fail to pay dividends on the applicable series of preferred stock, (2) when proposed changes to the articles of incorporation would adversely impact preferred shareholders’ rights and privileges and (3) if the Board issues a new series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock.

Holders of each outstanding share of Series A Preferred Stock are entitled to vote as a single class with holders of our common stock on all matters submitted to our shareholders except the election of directors. Without first obtaining the consent or approval of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, we cannot amend any provisions of our articles of incorporation in a manner that would have an adverse impact on the rights and privileges of the Series A Preferred Stock. Holders of our outstanding shares of Series A Preferred Stock are entitled to the number of votes corresponding to the number of shares of common stock into which such shares of Series A Preferred Stock are convertible on the record date for determining shareholders entitled to vote.

Our articles of incorporation do not allow our directors to create classes of directors. All directors are elected annually.

Liquidation Rights with Respect to Our Common Stock and Series A Preferred Stock

In the event we are liquidated or dissolved, either voluntarily or involuntarily, each share of Series A Preferred Stock is entitled to a liquidation preference of $1.00 per share. After that claim is satisfied, holders of our common stock are entitled to, ratably, an amount equal to (i) $1.00, divided by the number of shares of common stock into which a share of Series A Preferred Stock is then convertible, (ii) multiplied by the number of shares of common stock then outstanding. After that claim is satisfied, all remaining assets will be distributed to the holders of the Series A Preferred Stock and common stock ratably on the basis of the number of shares of outstanding common stock and, in the case of the Series A Preferred Stock, the number of shares of common stock into which the outstanding shares of Series A Preferred Stock are then convertible. The rights of the holders of our common stock to share ratably (according to the number of shares held by them) in the distribution of remaining assets will also be subject to the liquidation preferences and other rights of any additional series of preferred stock that we may issue in the future.

Preemptive Rights with Respect to Our Common Stock and Series A Preferred Stock

Neither the holders of our common stock nor the holders of our Series A Preferred Stock have a preemptive right to purchase shares of our authorized but unissued shares, or securities convertible into shares or carrying a right to subscribe to or acquire shares, except under the terms and conditions as may be provided by our Board in its sole judgment.

As discussed above, each share of Series A Preferred Stock is convertible at the option of the holder at any time into 10 shares of common stock, subject to certain anti-dilution adjustments.

Listing

Our common stock is listed on the New York Stock Exchange under the “TXNM” symbol.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. 250 Royall Street, Canton, MA 02021.

Preferred Stock

Our Board is authorized, pursuant to our articles of incorporation, by resolution to provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series and to fix, from time to time before issuance:

•the serial designation, authorized number of shares and the stated value;
•the dividend rate, if any, the date or dates on which the dividends will be payable, and the extent to which the dividends may be cumulative;
•the price or prices at which shares may be redeemed, and any terms, conditions and limitations upon any redemption;

•the amount or amounts to be received by the holders in the event of our dissolution, liquidation, or winding up;
•any sinking fund provisions for redemption or purchase of shares of any series;
•the terms and conditions, if any, on which shares may be converted into, or exchanged for, shares of other capital stock, or of other series of preferred stock; and
•the voting rights, if any, for the shares of each series, limited to circumstances when (1) we fail to pay dividends on the applicable series of preferred stock, (2) proposed changes to the articles of incorporation would adversely impact preferred shareholders’ rights and privileges and (3) the Board issues a new series of preferred stock convertible into common stock and confers upon the holders of such convertible preferred stock the right to vote as a single class with holders of common stock on all matters submitted to a vote of holders of common stock at a meeting of shareholders other than for election of directors, with the same number of votes as the number of shares of common stock into which the shares of such preferred stock are convertible, provided that at all times the aggregate preferred stock outstanding with such voting rights is convertible into no more than 12 million shares of common stock. Currently, of the 10,000,000 authorized shares of preferred stock, 500,000 have been designated as Series A Preferred Stock, and no Series A Preferred Stock shares have been issued and are outstanding.

Prior to the issuance of shares of each series of our preferred stock, our Board is required to adopt resolutions and file articles of amendment with the New Mexico Public Regulation Commission. The certificate of amendment will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares subject to the limitations set forth above.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. We are not required by the New Mexico Business Corporation Act to seek shareholder approval prior to any issuance of authorized but unissued stock.

Limitation of Liability and Indemnification of Officers and Directors

Our articles of incorporation provide that liability for our directors for monetary damages will be eliminated or limited to the fullest extent permissible under New Mexico law, and our by-laws provide that we must indemnify our officers and directors to the fullest extent permissible under New Mexico law.

Certain Other Matters

Our articles of incorporation and by-laws include a number of provisions that may have the effect of discouraging persons from acquiring large blocks of our stock or delaying or preventing a change in our control. The material provisions that may have such an effect include:

•authorization for our Board to issue our preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights, within the limitations described above, and the extent of the preferences of the shares of any series with respect to dividends and other matters);
•advance notice procedures with respect to any proposal other than those adopted or recommended by our Board; and
•provisions specifying that only a majority of the Board, the chairman of the Board, the president or holders of not less than one-tenth of all our shares entitled to vote may call a special meeting of shareholders.

Under the New Mexico Public Utility Act, approval of the New Mexico Public Regulation Commission is required for certain transactions which may result in our change in control or exercise of control.

PLAN OF DISTRIBUTION

The shares of common stock covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term “selling shareholders” includes donees, pledgees, assignees, distributees, transferees or other successors-in-interest selling shares of common stock received after the date of this prospectus from any selling shareholders as a gift, pledge, partnership distribution or other transfer. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges in any market or trading facility on which the shares of common stock are traded, or in the over-the-counter market or otherwise, at fixed prices, at prices and under terms then-prevailing or at prices related to the then-current market price, at varying prices determined at the time of sale or in negotiated transactions.

The selling shareholders may sell shares of common stock by one or more of, or a combination of, the following methods:

•one or more underwritten offerings;
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•over-the-counter distributions in accordance with the rules of NYSE;
•in privately negotiated transactions;
•an exchange distribution in accordance with the rules of NYSE;
•distributions to its members, partners or shareholders;
•short sales effected after the date of the registration statement of which this prospectus is a part are declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
•directly to one or more purchasers;
•through agents;
•broker-dealers may agree with the selling shareholders to sell a specified number of such shares of common stock at a stipulated price per share; and
•a combination of any such methods of sale.

The selling shareholders also may in the future resell a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

In connection with distributions of the shares of common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell the common stock short and redeliver the shares of common stock to close out such short positions, or loan or pledge shares of common stock to broker-dealers that in turn may sell such shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders may also pledge or grant a security interest in shares of common stock to a broker-dealer, other financial institution or other person, and, upon a default, such pledgee or secured parties may effect sales of the pledged shares of common stock pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders also may transfer shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus (as supplemented or amended to reflect such transaction).

A selling shareholder that is an entity may elect to make an in-kind distribution of shares of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.

In effecting sales, broker-dealers or agents engaged by any selling shareholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholders in amounts to be negotiated immediately prior to the sale. The aggregate proceeds to the selling shareholders from the sale of shares of common stock offered by them will be the purchase price of such shares of common stock less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with their respective agents from time to time, reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling shareholders.

In offering the shares of common stock covered by this prospectus, the selling shareholders and any broker-dealers who execute sales for the selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling shareholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If any selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then such selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the selling shareholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. We may be entitled to indemnification against and contribution toward specific liabilities arising from certain statements or omissions in this prospectus or any supplement to it by the selling shareholders.

In order to comply with the securities laws of certain states, if applicable, the shares of common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares of common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of common stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling shareholders against certain liabilities, including certain liabilities under the Securities Act.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until all shares of common stock covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement.

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon for us by Leonard D. Sanchez, Esq., Associate General Counsel of TXNM. As of July 21, 2025, Mr. Sanchez held 2,926 shares of our common stock (pursuant to the vesting of restricted stock rights) and 1,347 restricted stock rights (which vest in equal annual installments over a three-year period from the respective grant date).

EXPERTS

The consolidated financial statements and schedules of TXNM Energy, Inc. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable in connection with the distribution of the securities being registered. All amounts are estimated.

Amount to be Paid
SEC registration fee	$31,498
Legal fees and expenses	$100,000*
Accounting fees and expenses	$50,000*
Miscellaneous	$5,000*
Total	$186,498*(1)
* Except for the SEC registration fee, all amounts listed in the tables relate to the estimated expenses of registering the shares of common stock for resale by the selling shareholders under the registration statement of which this prospectus forms a part. The estimated expenses of any offerings under this registration statement are not presently known, but the foregoing represents the general categories of expenses that we anticipate we will incur in connection with any offering of securities under the registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under the registration statement.
(1) The additional estimated amounts, if any, of fees and expenses to be incurred in connection with any offering of the securities pursuant to this registration statement will be determined from time to time and reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 6 of Article II of our by-laws contains the following provisions with respect to indemnification of directors and officers:

Each person serving as a director or an officer of TXNM Energy, Inc., or, at our request, as a director or an officer of any other company in which we have a financial interest and regardless of whether or not the person is then in office, and the heirs, executors, administrators and personal representatives of the person, shall be indemnified by us to the full extent of the authority to so indemnify as authorized by New Mexico law.

Section 53-11-4.1 of the Business Corporation Act of the State of New Mexico provides that a corporation shall have power to indemnify any person made (or threatened to be made) a party to any proceeding (whether threatened, pending or completed) by reason of the fact that the person is or was a director (or, while a director, is or was serving in any of certain other capacities) if: (1) the person acted in good faith; (2) the person reasonably believed: (a) in the case of conduct in the person’s official capacity with the corporation, that the person’s conduct was in its best interests; and (b) in all other cases, that the person’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding, but may be limited or unavailable with respect to certain proceedings. In some instances, indemnification of a director may be mandatory or, upon the application of a director, may be ordered by a court. Reasonable expenses incurred by a director may, under certain circumstances, be paid or reimbursed in advance of a final disposition of a proceeding. Unless limited by its articles of incorporation, a corporation may (or, as the case may be, shall) indemnify and advance expenses to an officer of the corporation to the same extent as to a director under Section 53-11-4.1. Also, unless limited by its articles of incorporation, a corporation has: (1) the power to indemnify and to advance expenses to an employee or agent of the corporation to the same extent that it may indemnify and advance expenses to directors under the statute; and (2) additional power to indemnify and to advance reasonable expenses to an officer, employee or agent who is not a director to such further extent, consistent with law, as may be provided by its articles of incorporation, by-laws, general or specific action of its Board of Directors, or contract.

Section 53-11-4.1 was amended in 1987 to provide that the indemnification authorized thereunder shall not be deemed exclusive of any rights to which those seeking indemnification may be entitled under the articles of incorporation, the by-laws, an agreement, a resolution of shareholders or directors or otherwise. We have entered into agreements with each director and officer which provide for indemnification of directors and officers to the fullest extent permitted by law including advancement of litigation expenses where appropriate. The agreements provide for the appointment of a reviewing party by the Board of Directors to make a determination whether claimed indemnification is permitted under applicable law.

Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of TXNM Energy, Inc. out of the foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 16. Exhibits and Financial Statement Schedules.
The following exhibits are included herein or incorporated herein by reference:

Exhibit Number	Exhibit Description
4.1
Restated Articles of Incorporation of TXNM Energy Inc. dated August 2, 2024 (incorporated by reference from Exhibit 3.1 to TXNM Energy Inc.’s Current Report on Form 8-K filed August 5, 2024 (File No. 001-32462)

4.2
Bylaws of TXNM Energy Inc. with all amendments to and including August 2, 2024 (incorporated by reference from Exhibit 3.2 to TXNM Energy Inc.’s Current Report on Form 8-K filed August 5, 2024 (File No. 001-32462)

4.3
Description of TXNM Energy Inc. Securities (incorporated by reference from Exhibit 4.1 to TXNM Energy Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 28, 2025 (File No. 001-32462)

4.4	Form of Common Stock Certificate*

4.5
Stock Purchase Agreement, dated as of June 24, 2025, by and among TXNM Energy, Inc, Zimmer Partners, LP and the Purchasers set forth on Schedule I thereto (incorporated by reference from Exhibit 10.1 to TXNM Energy Inc.’s Current Report on Form 8-K filed June 24, 2025 (File No. 001-32462)

5.1	Opinion of Leonard D. Sanchez, Esq.*

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm*

23.2	Consent of Leonard D. Sanchez, Esq. (included in Exhibit 5.1 to this Registration Statement)

24.1	Powers of Attorney (included on pages II-6 and II-7 of this Registration Statement)

107	Filing Fees Table*

* Filed herewith

Item 17. Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on August 8, 2025.

TXNM ENERGY, INC.

By:	/s/ J.D. TARRY
J.D. Tarry
President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Joseph D. Tarry, Henry E. Monroy and Brian G. Iverson, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her any and all capacities, to sign any and all amendments (including, without limitation, post-effective Amendments and any amendments or abbreviated registration statements increasing the amount of securities for which registration is being sought) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. D. TARRY	President and Chief Executive Officer, Director (Principal Executive Officer)	August 8, 2025
J. D. Tarry

/s/ H. E. MONROY	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 8, 2025
H. E. Monroy

/s/ G. R. BISCHOFF	Vice President and Corporate Controller (Principal Accounting Officer)	August 8, 2025
G. R. Bischoff

/s/ P. K. COLLAWN	Executive Chairman, Director	August 8, 2025
P. K. Collawn

/s/ V. A. BAILEY	Director	August 8, 2025
V. A. Bailey

/s/ N. P. BECKER	Director	August 8, 2025
N. P. Becker

/s/ E. R. CONLEY	Director	August 8, 2025
E. R. Conley

/s/ S. M. GUTIERREZ	Director	August 8, 2025
S. M. Gutierrez

/s/ J. A. HUGHES	Director	August 8, 2025
J. A. Hughes

/s/ S. C. MAESTAS	Director	August 8, 2025
S. C. Maestas

/s/ L. J. MONTOYA	Director	August 8, 2025
L. J. Montoya

/s/ M. T. MULLARKEY	Director	August 8, 2025
M. T. Mullarkey